Exhibit 99.3

3DIcon Schedules Conference Call to Provide Guidance on Current Corporate Developments

TULSA, OK -- (Marketwired) -- 05/24/16 -- 3DIcon Corporation (OTC PINK: TDCP), a developer of 3D volumetric display technologies that are designed to produce 360-degree volumetric high-resolution images, announced today that the Company has scheduled a conference call for 4:05pm Eastern Time, Wednesday, June 1, 2016 to provide shareholders with guidance on the emerging strategic direction of the Company. Shareholders will have the opportunity to submit questions to Management.

LIVE call information:
Date: Wednesday, June 1, 2016
Time: 4:05pm ET
Dial-in Number for U.S. & Canadian Callers: 866-408-1299
Dial-in Number for International Callers (Outside of the U.S. & Canada): 201-689-8204
Detailed instructions for how to dial in to the call and webcast are available on the 3DIcon website: www.3dicon.net.

Leading the call will be Victor Keen, 3DIcon CEO, who will be joined by additional members of the Company's executive leadership.

"We look forward to speaking with our shareholders and sharing current developments regarding 3DIcon and our CSpace® volumetric 3D display technology," said Keen.

The conference call will be available for replay until 5pm ET, Friday, June 3. The webcast will be archived for viewing for 12 months:
Conference ID #: 13637921
Replay Dial-In (Toll Free US & Canada): 877-660-6853
Replay Dial-In (International): 201-612-7415
Expiration Date for replaying Dial-In: 6/3/16
Webcast replay: http://3dicon.equisolvewebcast.com/update-6-1-16

To view our website, visit www.3dicon.net.

About 3DIcon Corporation
3DIcon Corporation (the "Company", "3DIcon", "we", "us" or "our") is a developer of 3D display technologies. The Company's patented volumetric 3D display technology, CSpace®, is being developed to produce 360-degree viewable, high-resolution, color images, and is intended for use in government and industrial applications such as air traffic control, medical imaging, automotive & aerospace design, geological visualization, weather visualization, battle space visualization, and cargo / baggage / people scan visualization. For more information, please visit www.3dicon.net.

Shareholders who would like to receive meeting notices from 3DIcon electronically are invited to send an email to info@3dicon.net noting their consent to such manner of notice.

Company contact:
3DIcon Corporation
Judy Keating
918-494-0509

Press contact:
Matthew Bretzius
FischTank Marketing and PR
matt@fischtankpr.com